Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

(State of incorporation if not a national bank)	95-4655078 (I.R.S. employer identification No.)

101 California Street, Floor 38 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

EVERGREEN INTERNATIONAL AVIATION, INC.

And the guarantors referred to below

(Exact name of obligor as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0729079 (I.R.S. employer identification No.)

3850 Three Mile Lane McMinnville, Oregon (Address of principal executive offices)	97128 (Zip Code)

SEE TABLE OF ADDITIONAL REGISTRANTS

12% Senior Second Secured Notes due 2010

Guarantees related to the 12% Senior Second Secured Notes due 2010

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 9th day of December, 2003.

J. P. Morgan Trust Company, National Association

By	/S/ DAVID B. KNOX
David B. Knox
Authorized Officer

J. P. Morgan Trust Company, National Association

Statement of Condition

September 30, 2003

($000)

Assets
Cash and Due From Banks	$32,688
Securities	115,560
Loans and Leases	41,185
Premises and Fixed Assets	9,470
Intangible Assets	158,727
Other Assets	15,568

Total Assets	$373,198

Liabilities
Deposits	$102,395
Other Liabilities	47,412

Total Liabilities	149,807

Equity Capital
Common Stock	600
Surplus	181,587
Retained Earnings	41,204

Total Equity Capital	223,391

Total Liabilities and Equity Capital	$373,198

J. P. Morgan Trust Company, National Association

Statement of Condition

June 30, 2003

($000)

Assets
Cash and Due From Banks	$30,669
Securities	106,073
Loans and Leases	41,488
Premises and Fixed Assets	9,168
Intangible Assets	162,542
Other Assets	17,245

Total Assets	$367,185

Liabilities
Deposits	$97,653
Other Liabilities	47,491

Total Liabilities	145,144

Equity Capital
Common Stock	600
Surplus	181,587
Retained Earnings	39,854

Total Equity Capital	222,041

Total Liabilities and Equity Capital	$367,185